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                                                                    EXHIBIT 23.3

                              TO:   Mr. Jim O'Halloran
                         COMPANY:   N2H2, Inc.
                           PHONE:
                             FAX:   206-336-2971


                            FROM:   Jeanne Hayes
                         COMPANY:   Quality Education Data, Inc.
                           PHONE:   1-800/525-5811 ext. 255
                             FAX:   303/839-0444

                            DATE:   7/6/99
           PAGES INCLUDING COVER:   1

COMMENTS:


This will authorize N2H2, Inc. to include the recent Internet Filtering Research Study, conducted by QED for N2H2, and the QED 1998-1999 Mailing List and Education in its S-1 filing with the SEC.



Sincerely,

/s/ JEANNE HAYES

Jeanne Hayes
President